Exhibit 5



December 17, 1998


Leggett & Platt, Incorporated
No. 1--Leggett Road
Carthage, MO  64836

   Re: Form S-3 Registration Statement - Slotex, Inc. (Fourth Demand) Our File No. 2-70-tba

Gentlemen:

        As General Counsel of Leggett & Platt, Incorporated (the "Company"),I have acted on its behalf in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement") relating to 935,000 shares of the Company's Common Stock, $.01 par value (the "Shares"), and the Preferred Stock Purchase Rights (the "Rights") attached to the Shares, to be sold by the Selling Shareholders described therein.

        In this connection, I have examined the following documents:

(i)	Copy of the Restated Articles of Incorporation of the Company;

(ii)	Copies of the Bylaws of the Company, as amended to date;

(iii)	Minutes of the meetings of the Board of Directors and Shareholders of the Company; and

(iv)	The Registration Statement and all exhibits thereto.

        I have also examined such other documents as I deemed necessary to the expression of the opinion contained herein.

        Based upon the foregoing, I am of the opinion that:

(1)	The Company has been duly organized, validly existing and in good standing under the laws of the State of Missouri.

(2)	The Company has an authorized capitalization as set forth in the
        Registration Statement;

(3)	The issue by the Company of the Shares and the Rights to the
        Selling Shareholders has been duly and validly authorized by necessary corporate action;

(4)	The Shares and the Rights to be sold by the Selling Shareholders pursuant to the Registration Statement have been validly issued and are fully paid and nonassessable.

        I hereby consent to the use of my name in the Registration Statement and in the related Prospectus and to the use of this opinion as
Exhibit 5 to the Registration Statement.

                                       Sincerely,

                                       LEGGETT & PLATT, INCORPORATED


                                        /s/ ERNEST C. JETT

                                        Ernest C. Jett
                                        Vice President, General Counsel
                                        and Secretary

ECJ/slk